SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        Upgrade International Corporation
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                    [LOGO]UPGRADE INTERNATIONAL CORPORATION

                          NOTICE OF 2001 ANNUAL MEETING

                                 PROXY STATEMENT

                        ---------------------------------

                                                                   March 1, 2001

Dear Fellow Stockholder:

      On behalf of the Board of Directors and management of Upgrade International Corporation, (the "Company"), I cordially invite you to attend the Company's Annual Meeting of Stockholders. The meeting will be held at 9:30 a.m., local time, on Tuesday, March 27, 2001 at the law offices of Ogden Murphy Wallace P.L.L.C. located at 1601 Fifth Avenue, Suite 2100, Seattle, Washington 98101.

      At the meeting, stockholders of the Company will be asked to vote upon the election of four members nominated to the board of directors of the Company, approval of the Company's 2000 Omnibus Stock Option Plan, as amended, and the ratification of the appointment of Grant Thornton, L.L.P. as the Company's independent public accountant.

      I encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

      Thank you for your attention to this important matter.

                                           Very truly yours,


                                           /s/ Daniel S. Bland

                                           Daniel S. Bland
                                           President and Chief Executive Officer

                [LETTERHEAD OF UPGRADE INTERNATIONAL CORPORATION]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To be Held on Tuesday, March 27, 2001

      Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Upgrade International Corporation, (the "Company"), to be held at 9:30 a.m., local time, on Tuesday, March 27, 2001 at the law offices of Ogden Murphy Wallace P.L.L.C. located at 1601 Fifth Avenue, Suite 2100, Seattle, Washington 98101.

      A proxy and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

      1.The election of the four members nominated to the Board of Directors of the Company;

      2.The approval of the Company's 2000 Omnibus Stock Option Plan, as amended;

      3.The ratification of Grant Thornton L.L.P. as the Company's independent certified public accountants; and

      4.Such other matters as may properly come before the Meeting, or any adjournments or postponements thereof.

      The Board of Directors is not aware of any other business to come before the Meeting.

      Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on February 22, 2001 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

      A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder, for any purpose germane to the Meeting, at the main office of the Company, located at 1411 - Fourth Avenue, Suite 629, Washington, WA 98101, during the ten days prior to the Meeting as well as at the Meeting.

      You are requested to complete, sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                           By Order of the Board of Directors


                                           /s/ Daniel S. Bland

                                           Daniel S. Bland
                                           President and Chief Executive Officer
                                           Seattle, Washington
                                           March 1, 2001

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

                        UPGRADE INTERNATIONAL CORPORATION
                              1411 - Fourth Avenue
                                    Suite 629
                                Seattle, WA 98101
                                 (206) 903-3116

                               -------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 March 27, 2001

      This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of Upgrade International Corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"). The meeting will be held at 9:30 a.m., local time, on Tuesday, March 27, 2001 at the law offices of Ogden Murphy Wallace P.L.L.C. located at 1601 Fifth Avenue, Suite 2100, Seattle, Washington 98101.

      The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about March 1, 2001. At the Meeting, stockholders of the Company are being asked to elect four directors of the Company, approve the Company's 2000 Omnibus Stock Option Plan, as amended, and ratify Grant Thornton L.L.P. as the Company's independent public accountant.

Vote Required and Proxy Information

      All shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. One-third of the outstanding shares of Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Broker's non-votes are counted for purposes of determining a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will also determine whether or not a quorum is present. Each stockholder of record at the close of business on February 22, 2001 is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless their customers give them specific voting instructions.

      The voting requirements for the proposal we will consider at the meeting are:

      Election of directors: Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will have no effect on the election of directors. If no instructions are indicated, properly executed proxies will be voted FOR the nominees set forth herein.

      Approval of 2000 Omnibus Stock Option Plan as amended: The 2000 Omnibus Stock Option Plan as amended must be approved by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. If the manner of voting is not specified in an executed proxy received by the Company, the proxy holders will vote FOR approval of the 2000 Omnibus Stock Option Plan as amended.

      Ratification of Grant Thornton L.L.P. as the Company's independent certified public accountants: The selection of Grant Thornton L.L.P. as the Company's independent certified public accountants must be ratified by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. If the manner of voting is not specified in an executed proxy received by the Company, the proxy holders will vote FOR ratification of Grant Thornton L.L.P. as the Company's independent certified public accountants.

      Other matters as may properly come before the Meeting - The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to be presented at the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

      A proxy given pursuant to the solicitation or otherwise may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Howard A. Jaffe, Executive Vice President, Upgrade International Corporation, 1411 - Fourth Avenue, Suite 629, Seattle, WA 98101.

Voting Securities and Certain Holders Thereof

      Stockholders of record as of the close of business on February 22, 2001 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 21,155,161 shares of Common Stock issued and outstanding.

      The following table sets forth, as of February 22, 2001, certain information as to the beneficial ownership of Common Stock by: (i) those persons or entities known by management to beneficially own more than 5% of the Company's outstanding shares of Common Stock; (ii) the Company's Chief Executive Officer, its Chairman of the Board and the other executive officers of the Company (the "Named Officers"), and (iii) all directors and executive officers of the Company as a group.

                                                     Shares Beneficially
Beneficial Owner                                           Owned (1)     Percent of Class
----------------                                           ---------     ----------------
Daniel S. Bland (2)
  Chief Executive Officer, President,
  Secretary and Director ............................      6,226,100          29.43%

Malcolm P. Burke (3)
  Director ..........................................        251,333           1.19

Ronald P. Erickson (4)
  Director ..........................................        391,650           1.85

Brian J. Kerr (5)
  Director ..........................................         12,500           0.06

Howard A. Jaffe (6)
  Executive Vice President and Chief Operating and
  Financial Officer and Director ....................        228,820           1.08

Daniel Kehoe
  President and CEO of Ultracard, Inc. ..............             -0-            -0-

John A. French
  President and CEO of cQue Corporation .............             -0-            -0-

David I. Zucker (7)
  Director, President and of EforNet Corporation ....        175,000            .83

Directors and executive officers as a group
  (8 persons) .......................................      7,285,403          34.44%

----------

(1) Includes shares held directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals' families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also includes options and warrants which are vested and exercisable within sixty days.

(2) Comprised of 4,000,000 shares and 800,000 warrants (exercisable at $0.25 per share and expiring 1/20/2002) owned by the Bland Family Trust, as to which Mr. Bland, as trustee, has sole voting and investment powers, 476,100 shares owned by International Internet Corporation, which Mr. Bland controls, and 600,000 options (exercisable at $0.25 per share and expiring 1/20/2004) owned directly by Mr. Bland, and 350,000 options (exercisable at $2.75 per share and expiring 09/30/2004) owned directly by Mr. Bland.

(3) Comprised of 7,500 shares and 150,000 options (exercisable at $0.25 per share and expiring 1/20/2004) owned directly by Mr. Burke, and 200,000 options (exercisable at $2.50 per share and expiring 09/30/2004) owned directly by Mr. Burke. In addition 10,500 shares owned by Primary Ventures Corporation, a company controlled by Mr. Burke.

(4) Comprised of 550,000 options (exercisable at $0.25 per share and expiring 1/20/2001) and 100,000 options (exercisable at $2.50 per share and expiring 09/30/2004) owned directly by Mr. Erickson.

(5) Comprised of 100,000 options to acquire shares at a price of $2.50 per share vesting quarterly commencing December 28, 2000, owned directly by Mr. Kerr.

(6)Comprised of 12,160 shares and 200,000 options to acquire shares at a price of $2.50 per share fully vested, and 200,000 options to acquire shares at a price of $2.50 vesting quarterly over a period of three years, owned directly by Mr. Jaffe.

(7) Information to best of Company's knowledge. Comprised of 75,000 shares owned directly by Mr. Zucker and 100,000 options, all currently exercisable at $2.50 per share until September 30, 2004. Mr. Zucker resigned as a member of the Board of Directors in September 2000 and as President of EforNet in December 2000.

There are no arrangements known to the Company that may result in a change in control of the Company.

                       DIRECTORS AND EXECUTIVE MANAGEMENT

      The Company's Board of Directors currently consists of five members, whose terms will expire at the Meeting. In August 2000, as part of its reincorporation into Washington, the Company adopted new bylaws which provide for three classes of directors with staggered terms. The nominees will become Class 2 or Class 3 directors, with terms expiring as indicated below. Mr. Kerr has indicated he will be retiring from the Board of Directors concurrent with the Annual Meeting. Mr. Kerr is a candidate for a Canadian provincial governmental post, and therefore will be unable to continue as a member of the Board of Directors. The Company intends to appoint a new qualified member to a Class 1 position on the Board, with a term expiring in fiscal year 2002, as soon as possible.

      The following table sets forth certain information, as of February 22, 2001, regarding the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominee) will be voted at the Meeting "FOR" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees may be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                    NOMINEES

                                                                                   Shares of
                                                                                  Common Stock       Percent
                                  Position(s) Held        Director     Term to    Beneficially         of
         Name        Age           in the Company           Since      Expire         Owned           Class
         ----        ---           --------------           -----      ------         -----           -----
Daniel S. Bland       42      Chief Executive Officer        1997        2004       6,226,100         29.43%
                                & President

Malcolm P. Burke      58      Director                       1997        2004         251,333          1.19

Ronald P. Erickson    56      Director                       1997        2003         391,650          1.85

Howard A. Jaffe       47      Executive Vice President       2000        2003         228,820          1.08
                                & Director

----------
Mr. Kerr, current director of the Company whose term expires with this Annual Meeting has chosen not to serve as director of the Company after the annual meeting and is not a nominee for reelection as director of the Company.

NOMINEES:

      The business experience for at least the past five years of each nominee and Director is set forth below.

      Daniel S. Bland is the founder of Upgrade and has served as its President since 1997. He also was a founder, and from 1993 to 1996 served as a director and the chief executive officer of, Empyrean Diagnostics Ltd., a reporting company in British Columbia under the British Columbia Securities Commission.

      Malcolm P. Burke is the founder, and since 1998 has been the president and chief executive officer, of Primary Ventures Corp., a Vancouver, British Columbia company providing financial and strategic consulting services to start-up companies. He also is president of Sopio Investments Ltd., a family holding company. From 1992 to 1998 Mr. Burke was president and chief executive officer of Interactive Entertainment Limited, an NASD Small Cap Market company.

      Ronald P. Erickson has served as a director and senior executive officer (currently chairman of the board of directors) of eCharge Corporation, a Seattle based provider of Internet billing solutions, since October 1997. From January 1996 through August 1998, Mr. Erickson was chairman of the board of directors and chief executive officer of GlobalTel Resources, Inc., an international provider of telecommunications services, messaging and intranet solutions. From September 1994 to January 1996, Mr. Erickson was managing director of GlobalVision LLC, a consulting firm. Mr. Erickson also was a co-founder of Egghead Software, a leading software retailer, where he was variously chairman, vice chairman, president and chief executive officer from 1992 to 1994.

      Howard A. Jaffe joined the Company in October 2000 as a consultant and in January 2001 as the Chief Operating and Financial Officer. Mr. Jaffe is a business and financial professional with substantial experience in mergers and acquisitions and other capital market transactions. During the prior five years Mr. Jaffe was the Executive Vice President and Chief Financial Officer of MB Financial and Manufacturers Bank, a $1.4 billion financial institution.

Executive Officers

      The following contains certain information regarding the executive officers or key officers of subsidiaries who are not directors of the Company.

      Daniel Kehoe has held the position of President and director of UltraCard Inc. since 1997. From 1994 to 1997, Mr. Kehoe operated as an independent consultant to various technology companies specializing in strategic business development. Mr. Kehoe has a degree from Northwestern School of Law.

      John A. French has been the President of cQue Corporation since 1996, a subsidiary of Upgrade which specializes in the development and implementation of online Web Access software products for instant data retrieval featuring the latest products in IT technology, including the smart card. Prior to that Mr. French worked as a business consultant with Horizon Resources/2000 specializing in the software and smartcard development business.

      Upgrade is not aware of any arrangements or understandings pursuant to which its directors or executive officers are nominated or selected, other than arrangements or understandings with directors or officers of Upgrade acting solely in their capacities as such.

Meetings and Committees of the Board of Directors

      The Company. The Company's Board of Directors has standing Audit and Compensation Policy Committees.

      During 2000, the Board of Directors of the Company met three times in formal meetings and issued consents to Company action twelve times. No director nominee or standing director of the Company attended fewer than 75% of the total number of board and committee meetings held by the Board of Directors.

      The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders generally must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the Meeting. The Board of Directors met once during 2000 in its capacity as a nominating committee.

      The Audit Committee is responsible for recommending the selection of the independent auditors of the Company and meeting with the independent auditors to outline the scope and review the results of the annual audit. The Audit Committee also meets with the Company's internal auditor on a periodic basis. The Audit Committee is comprised of Directors Kerr (Chairman), Burke, and Erickson. This committee held four meetings during 2000.

      The Compensation Policy Committee is responsible for the design and administration of the overall compensation program. In addition, the committee reviews and approves all executive officers' compensation plans, evaluates executive performance, grants awards under the Omnibus Stock Option Plan and considers other related matters. The Compensation Policy Committee includes Directors Erickson (Chairman), Burke, and Kerr. The Compensation Policy Committee met twice during 2000.

Director Compensation

      The Directors receive no cash compensation from the Company for serving as directors. The non-employee directors have received at market stock options. Directors are reimbursed for their out-of-pocket expenses related to their attendance at Board or Committee meetings.

Executive Compensation

      The following table sets forth information concerning the compensation of the Named Officers for services in all capacities to the Company or its subsidiaries for the years ended September 30, 2000, 1999 and 1998.

                           Summary Compensation Table

                                         Annual Compensation   Long-Term Compensation Awards
                                         -------------------   -----------------------------
                                                                                   Options/
                               Fiscal      Salary     Bonus    Restricted Stock    Warrants        All Other
Name and Principal Position     Year         ($)       ($)      Award(s)($)(2)      (#)(3)      Compensation($)
---------------------------     ----         ---       ---      --------------      ------      ---------------
Daniel S. Bland                 2000      $175,000    $ --         $     --                            --
   President and                1999       115,000      --               --       1,750,000            --
   Chief Executive Officer      1998       112,500      --               --                            --

Daniel Kehoe                    2000       350,000    $ --               --              --            --
   President Ultracard, Inc.    1999       204,166      --               --              --            --
                                1998       132,199      --         $234,862              --            --

John A. French                  2000       125,000    $ --               --              --          6,600 (4)
   President,                   1999       108,814      --               --              --          4,200 (4)
   Cque Corporation             1998        54,000      --               --              --            --

David I. Zucker(5)              2000       149,000    $ --               --              --          6,000 (4)
   President, EforNet           1999        81,250    $ --               --              --             --
   Corporation                  1998        60,000    $ --               --              --             --

Howard A. Jaffe (1)             2000      $     --    $ --               --              --             --
   Executive Vice President     1999            --      --               --              --             --
   and Chief Operating &        1998            --      --               --              --             --
   Financial Officer

----------
(1) Mr. Jaffe was hired as a consultant in October 2000 and as an executive officer in January 2001.

(2)   Represents restricted stock issued.

(3) Represents warrants, or incentive and non-qualified stock options granted pursuant to the Company's Stock Option Plans. All options were granted at or above the market price of the stock on the date of the grant and vest up to three years.

(4)   Represents automobile allowance.

(5)   Mr. Zucker resigned as President of EforNet in December 2000.

Stock Option Grants in Fiscal Year 2000

      The following table sets forth certain information with respect to stock options granted to the Named Officers during the fiscal year ended September 30, 2000.

      In addition to providing the number of options granted in the Summary Compensation Table, the following table discloses the range of potential realizable values at various assumed appreciation rates. The table discloses for the Chief Executive Officer and other Named Officers the gain or "spread" that would be realized at the end of the option term for the options granted during 2000, if the price of the Common Stock appreciates annually by the percentage levels indicated from the market price on the date of grant.

                      Stock Options Granted in Fiscal 2000

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                            Annual Rates
                                             % of Total                                    of Stock Price
                                               Options                                    Appreciation for
                                             Granted to    Exercise                          Option Term
                               Options      Employees in   Price Per  Expiration    ---------------------------
Name                           Granted     Fiscal 2000(1)    Share       Date            5.00%       10.00%
----                           -------     --------------    -----       ----            -----       ------
Daniel S. Bland                -0-             -0-          -0-          -0-             -0-         -0-

Daniel Kehoe                   -0-             -0-          -0-          -0-             -0-         -0-

John A. French                 -0-             -0-          -0-          -0-             -0-         -0-

David Zucker                   -0-             -0-          -0-          -0-             -0-         -0-

Howard A. Jaffe                -0-             -0-          -0-          -0-             -0-         -0-

Option Exercises, Holdings and Values Table

      The following table sets forth information with respect to shares of the Common Stock acquired in 2000 through the exercise of stock options, including the value realized upon the exercise, and the value of all stock options held at September 30, 2000.

                                                                   Number of            Value of Unexercised
                                                              Unexercised Options      "In-the-money" Options
                                  Shares                    at September 30, 2000     at September 30, 2000 (1)
                                Acquired on      Value     -------------------------  -------------------------
Name                             Exercise      Realized    Exercisable Unexercisable  Exercisable Unexercisable
----                             --------      --------    ----------- -------------  ----------- -------------
Daniel S. Bland                     -0-           -0-        950,000        -0-       $8,302,000        $ -0-
Daniel Kehoe                        -0-           -0-          -0-          -0-          -0-              -0-
David Zucker                      90,000        22,500       25,000       75,000       185,250       555,750
John A. French                      -0-           -0-          -0-          -0-          -0-             -0-
Howard A. Jaffe                     -0-           -0-          -0-          -0-          -0-             -0-

----------
(1) Represents the difference between the closing price of the Common Stock on September 30, 2000 ($9.91 per share) and the exercise price of the stock options.

Compensation Policy Committee Report on Executive Compensation

      Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale for and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Policy Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

      General. The Board of Directors of the Company delegated to the Compensation Policy Committee the responsibility and authority to oversee the general compensation policies of the Company, to establish compensation plans and specific compensation levels for executive officers, and to review the recommendations of management for compensation and benefits for other officers and employees of the Company. The Compensation Policy Committee is composed solely of independent outside directors.

      The Compensation Policy Committee has adopted an executive compensation program designed to: (i) offer competitive compensation packages in order to attract, motivate, retain and reward those key executive officers who are crucial to the long-term success of the Company; (ii) establish a direct link between executive compensation and annual and long-term performance of the Company; and (iii) encourage decision-making that maximizes long-term shareholder value. The Compensation Policy Committee's primary compensation objective is to ensure that such compensation be tied to the achievement of both short term and longer term goals and objectives established in conjunction with the Company's planning process.

      Executive Compensation Policy. The compensation package provided to the executive officers of the Company is composed principally of base salary, an annual incentive bonus and awards under the Company's equity based plans. Executive officers also participate in other benefit plans available to all eligible employees.

      Base Salary. It is the policy of the Compensation Policy Committee to annually review executive compensation packages, including base salaries paid or proposed to be paid, with compensation packages and base salaries offered by other technology-based companies. This information is primarily derived from third party sources and company proxy statements that provide compensation data and analysis from other publicly held companies. Specific factors considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position's impact on both short term and long term corporate goals and objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his management objectives for the plan year, his ability to attract highly skilled individuals to the Company and the officer's overall performance in managing his area of responsibility. The Compensation Policy Committee's decisions are discretionary and no quantifiable formula or weighting of the above mentioned factors are utilized in the decision making process.

      Incentive Bonus Awards. The annual incentive bonus is designed to provide that a substantial portion of each executive officer's total compensation remains variable. The purpose of the incentive plan is to more closely align executive performance to the annual and long-term financial and operating performance of the Company and to reward officers for the achievement of certain specified goals and objectives.

      Benefit Plans. The Compensation Policy Committee's policy with respect to employee benefit plans is to provide competitive benefits to employees of the Company, including its executive officers. Additionally, the Omnibus Incentive Plan will provide employees, including executive officers, with an additional equity-based incentive to maximize long-term shareholder value. The Compensation Policy Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly qualified employees.

      Chief Executive Officer. The base salary paid to the Daniel S. Bland, Chief Executive Officer of the Company for 2000 was $175,000. In examining the base compensation of other executives among peer institutions, the Compensation Policy Committee felt the compensation level was proper and consistent with other peer institutions.

      The majority of Mr. Bland's compensation was tied to options issued upon the Company's Omnibus Stock Option Plan and warrants to purchase shares of stock. In this position where a key component of Mr. Bland's wealth and compensation is directly tied to the performance of the Company's stock, his interests are closely aligned with that of the stockholders.

                                   Ronald P. Erickson
                                   Chairman of the Compensation Policy Committee

                                   Malcolm P. Burke
                                   Brian J. Kerr

Audit Committee Report

      Under guidelines established by the Securities and Exchange Commission ("SEC"), the Company has expanded the responsibilities for its Audit Committee. Included in the guideline is the establishment of a charter which details the responsibilities for the Audit Committee. The Company's Audit Committee Charter was adopted by the Board of Directors during 2000 and was disseminated to shareholders previously.

      The Audit Committee reviewed and discussed with Grant Thornton L.L.P., the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

      The Audit Committee has also considered whether the provision of non-audit services by Grant Thornton L.L.P. is compatible with their independence. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

                                    The Audit Committee of
                                    the Board of Directors

                                    Brian J. Kerr,
                                    Chairman of the Audit Committee

                                    Ronald P. Erickson
                                    Malcolm P. Burke

Changes in Accountant

      As a result of the Company's merger with Second CMA, Inc. on April 6, 2000, whereby the Company succeeded to Second CMA as a registrant under the Securities Exchange Act of 1934, the Company terminated the services of Comiskey & Company which had served as auditor to Second CMA. Grant Thornton L.L.P., which had served as Upgrade's auditor prior to the merger, continued to serve as the independent auditor for the Company.

      The audit reports of Comiskey & Company on the financial statements of Second CMA, Inc. as of and for the year ended December 31, 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During Second CMA's two most recent fiscal years and any subsequent interim period preceding the change, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report. The Company has provided a copy of this disclosure to Grant Thornton and an opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company.

Certain Transactions

      On October 10, 1997, UltraCard licensed the rights to two technology patents from CardTech, Inc. (CardTech). UltraCard's President Daniel Kehoe is also the controlling stockholder of CardTech. The license agreement terminates upon the expiration of the last licensed patent. Because the agreement covers any new patent applications filed in conjunction with the original technology patents, the agreement does not have a definite expiration date.

      Through September 30, 1999, UltraCard had paid $30,000 for an initial licensing fee, $950,000 in minimum royalty fees and $1,009,813 in capital fees under the license agreement. Capital fees were paid as part of the agreement requiring UltraCard to remit to the CardTech 12.5% of every dollar received from equity financing. In October 1997, as required by the license agreement, UltraCard issued 2,500,000 shares of its common stock, valued at the time of the issuance at $250,000. Related to the shares issued, UltraCard capitalized as license cost the amount of $250,000.

      For the years ended September 30, 2000 and 1999, UltraCard has recorded $650,000 and $1,484,636, respectively, in expenses related to this agreement. Expenses for the year ended September 30, 1999, included $919,375 in capital fees. Royalty fees are due on January 1 of each calendar year. As of September 30, 2000, $650,000 in calendar year 2000 royalty fees remained unpaid, causing UltraCard to be past due on the agreement. CardTech has deferred the required 2000 and 2001 payment to March 30, 2001.

      As of September 30, 2000, UltraCard's remaining commitments under the license agreement are summarized as follows:

      o An earned royalty fee of 5% of the gross proceeds generated from sales, leases or other distributions of products incorporating the CardTech technology. The minimum annual royalty fee is payable at $650,000 per calendar year through 2009.

      o A capital fee equal to 12.5% of all equity capital invested in the UltraCard until such time that CardTech has received a total of $3,000,000 in such fees. The maximum remaining amount of the commitment is $1,990,187.

Amendments to the 2000 Omnibus Stock Option Plan of
Upgrade International Corporation

      General. In 1999 and 2000, the Board of Directors of Upgrade adopted the 1999 and 2000 Omnibus Stock Option Plans, respectively (collectively the "Plan"). The Plan provides for the grant of nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights or any combination thereof within the limitations set forth in the Plan. In addition, the Plan gives Upgrade the flexibility to award stock options in connection with the acquisition of other companies to the key executives of such companies to more closely align their interests with the stockholders of Upgrade.

      The Upgrade Board of Directors believes that the performance and growth of Upgrade is dependent upon ensuring the best possible management. The Board further believes that the Plan will encourage equity ownership in Upgrade by key employees and in turn provide such individuals with further incentive and motivation to perform in the best interests of Upgrade, its customers, and its stockholders and will aid in attracting and retaining high quality employees. As of February 22, 2001, 1,500,000 shares of Upgrade Common Stock had been reserved for issuance under the 1999 Plan and 800,000 shares of Upgrade Common Stock reserved under 2000 Plan. Under the planned amendment, the two plans will be consolidated and 2,500,000 additional shares of Common Stock will be reserved. Without approval of the proposed amendment to reserve additional shares for issuance, Upgrade will soon be unable to make awards under the Plan. The Board of Directors of Upgrade therefore recommends that the stockholders approve an amendment to consolidate the 1999 and 2000 Stock Option Plans and to increase the number of shares available for issuance under the Plan, to 4,800,000 shares of Common Stock.

      The principal features of the Plan are summarized below. The Plan provides that awards may be made for 10 years from January 20, 1999, and the Plan will remain in effect thereafter until all matters relating to the payment of awards and administration of the Plan have been settled.

      Administration. The Plan is administered by a Stock Award Committee of the Board of Directors. The Committee consists of not less than two non-employee, disinterested directors. The members of the Committee will include the members of the Compensation Policy Committee, who presently are Mr. Ronald Erickson, Chairman, Mr. Malcolm Burke and Mr. Brian Kerr.

      The Committee has sole authority to administer and interpret the Plan including the size and type of awards and the terms and conditions of such awards.

      Shares Available. The Plan provides that the aggregate number of shares of Upgrade Common Stock which may be subject to award may not exceed 4,800,000, as proposed, subject to adjustment in certain circumstances to prevent dilution. At the discretion of the Committee, Upgrade Common Stock delivered under the Plan may be either authorized but unissued shares, or shares that have been reacquired by Upgrade. Shares underlying awards that are canceled, expired, forfeited, or terminated shall, in most circumstances, again be available for the grant of additional awards within the limits provided by the Plan.

      Eligibility. The Plan provides for awards to directors and employees of Upgrade and Upgrade's subsidiaries.

      Stock Options. Subject to the terms and provisions of the Plan, options may be granted to directors or employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of shares subject to options granted to each recipient. Each option grant shall be evidenced by an option agreement that shall specify the option price, the duration of the option, the number of shares to which the option pertains, the percentage of the option that becomes exercisable on specified dates in the future, and such other provisions as the Committee shall determine. In addition, the option agreement shall specify whether the option was intended to be an incentive stock option or a nonqualified stock option.

      The option price for each grant of an option shall be determined by the Committee, provided that the option price shall not be less than the market value of a share of Upgrade Common Stock on the date of the grant.

      All options granted under the Plan shall expire no later than 10 years from date of grant. Subject to the limitations set forth in the Plan, any option may be exercised by payment to Upgrade of cash or by surrender of previously acquired shares having an aggregate market value at the time of exercise equal to the aggregate option price or a combination of both. Options granted shall be subject to an agreement in a form approved by the Committee, which may contain additional limitations, terms and conditions, in addition to the restrictions set forth in the Plan, which the Committee otherwise deems desirable.

      The Plan places limitations on the exercise of options under certain circumstances upon or after termination of employment or in the event of the death, disability or retirement or termination associated with a change in control of Upgrade (as defined in the Plan). In the event that a participant ceases to maintain continuous service with Upgrade, or its subsidiaries, for any reason other than death, disability, retirement or termination for cause, an exercisable stock option will be forfeited to Upgrade unless the Committee, in its sole discretion, waives such termination, in which case all such exercisable options will remain exercisable until their respective expiration dates, or for one year after the date of termination, whichever period is shorter. In the event of the death, disability or retirement of a participant after the age of 65, an exercisable option will continue to be exercisable until their respective expiration dates, or for one year following the death of the participant, whichever period is shorter. At the discretion of the Committee the agreement evidencing the award of stock options may provide certain limited rights to exercise certain options under certain circumstances. Stock options are nontransferable except by will or in accordance with the applicable laws of descent and distribution. The granting of an option does not accord the recipient the rights of a stockholder and such rights accrue only after the exercise of an option and the registration of shares of Upgrade Common Stock in the recipient's name.

      Restricted Stock. The Plan provides for the award of shares of Upgrade Common Stock which are subject to certain restrictions provided in the Plan or otherwise determined by the Committee. Restricted stock awarded pursuant to the Plan will be represented by a stock certificate registered in the name of the recipient to whom the award is made. Upon the grant of restricted stock, such recipient is entitled to vote the restricted stock and to exercise other rights as a stockholder of Upgrade, including the right to receive all dividends and other distributions paid or made with respect to the restricted stock. However, the recipient may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the restricted stock during the restriction period designated by the Committee except by will or as may be determined by the Committee. Non-compliance with any of the restrictions will result in a forfeiture of the restricted stock. When the conditions of the restricted stock award established by the Committee are satisfied, Upgrade will deliver at the end of the restriction period stock certificates representing the shares of Upgrade Common Stock which are no longer subject to any restrictions, except those restrictions required by applicable securities laws.

      The Committee may, in its discretion, accelerate the time at which any or all restrictions will lapse, or may remove any or all of the restrictions. In the event a participant ceases to be employed by reason of death, disability or retirement, restricted stock still subject to restrictions will be free of these restrictions unless otherwise provided by the Committee. In the event of termination for any other reason, all shares will be forfeited and returned to Upgrade, unless the Committee provides otherwise. There have been no shares granted or issued under the Plan as restricted shares.

      Stock Appreciation Rights. The Committee in its discretion may grant Stock Appreciation Rights (SARs) under the Omnibus Plan. An SAR entitles the holder to receive from Upgrade an amount equal to the excess, if any, of the aggregate market value of Upgrade Common Stock which is the subject of such option over the option price therefore.

      Upgrade may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of Upgrade Common Stock or cash or a combination of stock and cash, as the Committee in its sole discretion may determine. SARs are not transferable except by will or the laws of descent and distribution and are transferable only in conjunction with a permitted transfer of the option to which the SAR relates and then and only then to the transferee of such option. Each SAR shall be evidenced by an award agreement in form approved by the Committee, which may contain additional limitations, terms and conditions, in addition to the restrictions set forth in the Plan, which the committee otherwise deems desirable.

      In the event of a change in control of Upgrade (as defined in the Plan), all awards granted pursuant to the Plan that are still outstanding and not yet exercisable or vested will become immediately exercisable or vested as of the date of the change in control and will remain exercisable and vested for their term.

      In the event the employment or service of a participant is terminated by reason of death, disability or retirement, any outstanding SARs granted to the participant that are not exercisable shall become immediately exercisable. All SARs granted to such participant shall remain exercisable until their respective expiration dates, or for one year after the date the participant ceases to be employed, whichever period is shorter. In the event of termination for any other reason, all shares will be forfeited and returned Upgrade, unless the Committee provides otherwise.

      Federal Income Tax Treatment. Under present federal income tax laws, awards under the Plan will have the following consequences:

      1. The grant of an award will neither, by itself, result in the recognition of taxable income to the participant nor entitle Upgrade to a deduction at the time of such grant.

      2.    The exercise of a stock option which is an incentive stock option
            (ISO) within the meaning of Section 422 of the Code will generally not, by itself, result in the recognition of taxable income to the participant nor entitle Upgrade to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the shares acquired on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% of the first $175,000 of "minimum taxable income" in excess of $33,750 (single person) or $45,000 (married person filing jointly). This tax applies at a flat rate of 28% of so much of the taxable excess as exceeds $175,000. If a taxpayer has alternative minimum taxable income in excess of $150,000 (married person filing jointly) or $112,500 (single person), the $45,000 or $33,750 exemptions are reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively. Provided the applicable holding periods described below are satisfied, the participant will recognize long-term capital gain or loss upon resale of the shares received upon such exercise, will generally not be entitled to a tax deduction with respect to the granting or exercise of such a stock option or the subsequent sale of the shares. If the shares are not held for at least one year after transfer of the shares to the optionee or two years after the grant of the ISO, whichever is later, the participant will also recognize ordinary income or loss upon disposition in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the ISO. In such an event, Upgrade will generally be entitled to a corresponding deduction, provided Upgrade meets its federal withholding tax obligations.

      3. The exercise of a stock option which is not an ISO will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock options.

      4. The exercise of an SAR will result in the recognition of ordinary income by the participant on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise.

      5. Holders of restricted stock will recognize ordinary income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the restricted stock. Holders of restricted stock will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received.

      6. Upgrade will be allowed a deduction at the time and in the amount of any ordinary income, excluding dividends, recognized by the participant under the various circumstances described above, provided that Upgrade meets its federal withholding tax obligations.

      Amendment, Modification and Termination. The Upgrade Board may, at any time and from time to time, terminate, amend, or modify the Plan. However, such action will be subject to stockholder approval when such approval is required for purposes of any federal or state law or regulation or the rules of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted. The Committee may waive any conditions of or rights of Plan or modify or amend the terms of any outstanding award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding award without the consent of the participant or holder thereof.

      No termination, amendment, or modification of the Plan shall in any manner adversely affect any award previously granted under the Plan, without the written consent of the recipient.

      Additional awards under the Plan may be granted to eligible participants in the future at the discretion of the Stock Award Committee.

      Interests of Certain Persons. The Company's executive officers and directors are eligible to participate in the Plan and receive benefits thereunder, and therefore have an interest in the adoption of the Plan by the shareholders.

      New Plan Benefits. Generally, future awards under the Plan are discretionary so that it is impossible to determine who will receive awards and in what amounts in the event the Plan is approved. No stock options have been granted and no shares have been issued under the Plan on the basis of the share increase that will result from the amendment to the Plan for which stockholder approval is sought at the Annual Meeting.

      A complete copy of the Plan, as amended, is attached to this Proxy Statement as appendix "A".

      The Upgrade Board recommends that Upgrade stockholders vote for approval of the Plan Amendment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Grant Thornton, L.L.P. ("Grant Thornton"), independent certified public accountants, have been selected by the Board of Directors to continue to serve the Company in that capacity for 2001, subject to ratification by the stockholders. Representatives of Grant Thornton are expected to be present at the Meeting and can make a statement should they desire to do so and will be available to respond to appropriate questions from stockholders.

      Grant Thornton continues to perform audit professional services for and on behalf of the Company. During 2000, Grant Thornton's audit services included examination of the consolidated financial statements of the Company, examination of the financial statements of subsidiaries and a review of certain filings with the Securities and Exchange Commission. Grant Thornton's unqualified opinion of the consolidated financial statements, along with the consolidated financial statements of the Company, are enclosed in the mailing of this Proxy Statement.

      The Upgrade Board recommends that Upgrade stockholders vote for approval of the appointment of Grant Thornton L.L.P. as independent certified public accountants of the Company.

                              STOCKHOLDER PROPOSALS

      In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received by the Company prior to November 1, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                  OTHER MATTERS

      The Board of Directors is not aware of any business to be properly presented at the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

      The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      Upgrade files reports, proxy statements and other information with the Commission under the Exchange Act. You may read this information at the Commission's Public Reference Room located at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Upgrade, who file electronically with the Commission. The address of that site is http://www.sec.gov.

      The Commission allows Upgrade to "incorporate by reference" information into this Proxy Statement/ Prospectus. This means that Upgrade can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Proxy Statement/Prospectus, except for any information that other information included directly in this document supersedes.

      You can obtain any of the documents incorporated by reference in this document through Upgrade or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from Upgrade without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement/Prospectus. You can obtain documents incorporated by reference in this Proxy Statement/Prospectus by requesting them in writing or by telephone from Upgrade at the following address:

                        Upgrade International Corporation
                              1411 - Fourth Avenue
                                    Suite 629
                                Seattle, WA 98101
                                 (206) 903-3116
                           Attention: Howard A. Jaffe

      If you would like to request documents, please do so by March 15, 2001 to receive them before the Annual Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

      We have not authorized anyone to give any information or make any representation about our Company that is different from, or in addition to, that contained in this Proxy Statement/Prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                    By Order of the Board of Directors


                                    /s/ Daniel S. Bland

                                    Daniel S. Bland
                                    President and Chief Executive Officer

                                    Seattle, Washington
                                    March 1, 2001

                                  Appendix "A"

                   2000 OMNIBUS STOCK OPTION PLAN, as amended

Upgrade International Corporation
February, 2001

                        UPGRADE INTERNATIONAL CORPORATION

                   2000 OMNIBUS STOCK OPTION PLAN, as amended

                                TABLE OF CONTENTS

 Article  Section                                                       Page
 -------  -------                                                       ----

    1  ESTABLISHMENT, PURPOSE AND DURATION

           1.1   Establishment of the Plan ...........................    1
           1.2   Purpose of the Plan .................................    1
           1.3   Duration of the Plan ................................    1

    2  DEFINITIONS AND CONSTRUCTION

           2.1   Definitions .........................................    1
           2.2   Gender and Number ...................................    4
           2.3   Severability ........................................    4

    3  ADMINISTRATION

           3.1   The Committee .......................................    4
           3.2   Authority of the Committee ..........................    4
           3.3   Decisions Binding ...................................    5

    4  SHARES SUBJECT TO THE PLAN

           4.1   Number of Shares ....................................    5
           4.2   Lapsed Awards .......................................    5
           4.3   Adjustments in Authorized Shares ....................    5

    5  ELIGIBILITY AND PARTICIPATION

           5.1   Eligibility .........................................    5
           5.2   Actual Participation ................................    5

    6  STOCK OPTIONS

           6.1   Grant of Options ....................................    6
           6.2   Option Agreement ....................................    6
           6.3   Option Price ........................................    6
           6.4   Duration of Options .................................    6
           6.5   Exercise of Options .................................    6
           6.6   Payment .............................................    6
           6.7   Restrictions on Share Transferability ...............    7
           6.8   Termination of Employment or Service Due to Death,
                 Disability  or Retirement ...........................    7
           6.9   Termination of Employment for Other Reasons .........    8

    7  STOCK APPRECIATION RIGHTS

           7.1   Grant of SARs .......................................    8
           7.2   Exercise of SARs ....................................    8
           7.3   SAR Agreement .......................................    8
           7.4   Term of SARs ........................................    8
           7.5   Payment of SAR Amount ...............................    9
           7.6   Termination of Employment or Service Due to Death,
                 Disability or Retirement ............................    9
           7.7   Termination of Employment for Other Reasons .........    9

                                TABLE OF CONTENTS

 Article  Section                                                       Page
 -------  -------                                                       ----

    8  RESTRICTED STOCK

           8.1   Grant of Restricted Stock ...........................   10
           8.2   Restricted Stock Agreement ..........................   10
           8.3   Other Restrictions ..................................   10
           8.4   Certificate Legend ..................................   10
           8.5   Removal of Restrictions .............................   10
           8.6   Voting Rights .......................................   11
           8.7   Dividends and Other Distributions ...................   11
           8.8   Termination of Employment or Service Due to Death,
                 Disability or Retirement ............................   11
           8.9   Termination of Employment for Other Reasons .........   11

    9  PERFORMANCE AWARDS

           9.1   Grant of Performance Awards .........................   11
           9.2   Exercise of Performance Awards ......................   11
           9.3   Performance Award Agreement .........................   12
           9.4   Term of Performance Awards ..........................   12
           9.5   Termination of Employment or Service ................   12

    10 TRANSFERABILITY ...............................................   12

    11 BENEFICIARY DESIGNATION .......................................   12

    12 RIGHTS OF EMPLOYEES

          12.1   Employment ..........................................   12
          12.2   Participation .......................................   13

    13 CHANGE IN CONTROL

          13.1   In General ..........................................   13
          13.2   Definition ..........................................   13

    14 AMENDMENT, MODIFICATION AND TERMINATION

          14.1   Amendment, Modification and Termination .............   13
          14.2   Awards Previously Granted ...........................   14

    15 WITHHOLDING

          15.1   Tax Withholding .....................................   14
          15.2   Share Withholding ...................................   14

    16 INDEMNIFICATION ...............................................   14

    17 SUCCESSORS ....................................................   14

    18 REQUIREMENTS OF LAW

          18.1   Requirements of Law .................................   15
          18.2   Governing Law .......................................   15

                        UPGRADE INTERNATIONAL CORPORATION
                   2000 OMNIBUS STOCK OPTION PLAN, as amended

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

      1.1 Establishment of the Plan. Upgrade International Corporation, a Washington corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "2000 Omnibus Stock Option Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Awards.

            Upon approval by the Board of Directors of the Company, subject to ratification by an affirmative vote of holders of a majority of Shares present and entitled to vote at the 2001 Annual Meeting of the Company at which a quorum is present, the Plan shall become effective as of the origination date of the 1999 Stock Option Plan approval, that being January 19, 1999, (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

      1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Employees and Directors with those of Company shareholders.

            The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

      1.3 Duration of the Plan. Subject to approval by the Board of Directors of the Company and ratification by the shareholders of the Company, the Plan shall commence on the Effective Date, as described in
            Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14 herein. However, in no event may an Award be granted under the Plan on or after the fifteenth anniversary of the Plan's Effective Date.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

      2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below:

            (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards.

            (b) "Board" or "Board or Directors" means the Board of Directors of the Company.

            (c) "Cause" means Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this subsection, no act, or failure to act, on Participant's part shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry. A Participant may be terminated for Cause only upon the affirmative vote of not less than 50% of the quorum of the Board at a meeting of the Board called and held for that purpose, which vote shall be recorded in the minutes of such meeting.

            (d) "Change in Control" of the Company shall be defined in accordance with Section 13.2 herein.

            (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto, and the rules and regulations thereunder.

            (f) "Committee" means the Committee, as specified in Article 3, appointed by the Board to administer the Plan.

            (g) "Company" means Upgrade International Corporation, a Washington corporation (including any and all Subsidiaries), or any successor thereto as provided in Article 17 herein.

            (h) "Director" means any individual who is a member of the Board of Directors or an advisory director of the Company or Subsidiary who is not currently an Employee of the Company or Subsidiary.

            (i) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

            (j) "Employee" means a full-time, nonunion, salaried employee of the Company, subsidiary or affiliate. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

            (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations thereunder.

            (l) "Fair Market Value" means the closing market price per share of one Share on the relevant date, according to a stock quotation source selected by the Committee. If the Shares did not trade on the relevant date, then Fair Market Value is determined as of the most recent date for which a quoted price is available, or as of the most recent date for which quoted bid and asked prices are available, whichever is most recent. Should Fair Market Value be determined at the time of the most recent quoted bid and asked prices, Fair Market Value shall be equal to the bid price.

            (m) "Grant Price" means the stock price above which a SAR entitles the recipient to any increase in value, as determined by the Committee.

            (n) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

            (o) "Insider" shall mean an Employee who is, at the time an Award is made under this Plan, an officer, Director, or holder of more than 10% of the Shares.

            (p) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

            (q) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

            (r) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

            (s) "Participant" means an Employee or Director of the Company who has outstanding an Award granted under the Plan.

            (t) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

            (u) "Performance Award" means an Award granted pursuant to Article 9 herein.

            (v)   "Person" shall have the meaning ascribed to such term in
                  Section 3(a)(9) of the Exchange Act.

            (w) "Retirement" means termination of a Participant's employment with the Company after the Participant attains age 65.

            (x) "Related" means (i) in the case of a SAR or other right, a SAR or other right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option, an Option with respect to which and to the extent a SAR or other right is exercisable, in whole or in part, in lieu thereof.

            (y) "Restricted Stock" means an Award granted pursuant to Article 8 herein.

            (z)   "Shares" means shares of the common stock of the Company.

            (aa) "Stock Appreciation Right" or "SAR" means an Award, designated as a SAR, granted pursuant to Article 7 herein.

            (bb) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

      2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION

      3.1 The Committee. The Plan shall be administered by a Committee, consisting of two or more members of the Board of Directors of the Company, each of whom (i) shall be an outside director as defined under Section 162(m) of the Code and (ii) shall be a Non-Employee Director as defined under Rule 16(b) of the Exchange Act. The members of the Committee shall be appointed by the Board of Directors.

      3.2 Authority of the Committee. The Committee shall have full power except as limited by law or by the Certificate of Incorporation or Bylaws of the Company or by resolutions adopted by the Board of Directors, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

      3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all Persons, including the Company, its shareholders, Employees, Participants, and their respective successors.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

      4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed 4,800,000. These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company. The grant of an Option, Stock Appreciation Right, Restricted Stock Award or Performance Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

      4.2 Lapsed Awards. If any Award granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan, with the exception of Restricted Stock Awards upon which dividends have been paid to the Participants.

      4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, SARs, Restricted Stock and Performance Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

      5.1 Eligibility. Persons eligible to participate in this Plan include all Employees of the Company, its subsidiaries and affiliates, including Employees who are members of the Board, and all Directors, including Directors of the Company's Subsidiaries.

      5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee or Director shall be entitled to be granted an Award under this Plan.

ARTICLE 6. STOCK OPTIONS

      6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant. Options granted to Directors shall consist only of NQSOs and not ISOs.

      6.2 Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the percentage of the Option that becomes exercisable on specified dates in the future, and such other provisions as the Committee shall determine. The Option agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

      6.3 Option Price. The Option Price for each grant of an Option shall be determined by the Committee, provided that, in the case of an ISO, the Option Price shall not be less than 100% of the Fair Market Value of such Share on the date the Option is granted, and in the case of a NQSO, the Option Price shall not be less than 50% of the Fair Market Value of such Share on the date the Option is granted. In the event any holder of 10% or more of the Shares receives a grant of ISOs, the Option Price on such grants shall be not less than 110% of the Fair Market Value of the Shares on the date of grant.

      6.4 Duration of Options. Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary date of its grant.

      6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant.

      6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Chief Financial Officer of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Option Price.

            Upon exercise of any Option, the Option Price shall be payable to the Company in full either (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and (b). In addition, the Company may establish a cashless exercise program in accordance with Federal Reserve Board Regulation G.

            As soon as practicable after receipt of a written notification of exercise and payment in full of the Option Price, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

      6.7 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

      6.8 Termination of Employment or Service Due to Death, Disability or Retirement.

            (a) Termination by Death. In the event the employment or service of a Participant is terminated by reason of death, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all of such Options shall remain exercisable until their respective expiration dates, or for one year after the date of death, whichever period is shorter, by such Person or Persons as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

            (b) Termination by Disability. In the event the employment or service of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the Option agreement provided for in
                  Section 6.2 herein, all of such Options shall remain exercisable until their respective expiration dates, or for one year after the date that the Participant's Disability is determined by the Committee to be total and permanent, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during this period, exercisability of the Participant's Options shall be permitted for a period of one year following the date of death.

            (c) Termination by Retirement. In the event the employment of an Employee is terminated by reason of Retirement, or the service of a Director on the Board is terminated after age 65, any outstanding Options granted to that Employee or Director that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all of such Options shall remain exercisable until their respective expiration dates, or for one year after the date of termination, whichever period is shorter.

            (d) Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the time periods provided by Section 422 for each of the various types of employment termination.

      6.9 Termination of Employment for Other Reasons. If the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons set forth in Section 6.8 herein, except for Cause, all outstanding Options that are not exercisable as of the date of termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to immediately make exercisable all or any portion of such Options. Thereafter, unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all such exercisable Options shall remain exercisable until their respective expiration dates, or for one year after the date of termination, whichever period is shorter.

            If the employment of the Employee or the service of the Director shall terminate for Cause, all outstanding Options immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the exercisability status of the Options.

ARTICLE 7. STOCK APPRECIATION RIGHTS

      7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. A SAR may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related SAR was exercised. Upon the exercise or termination of a Related Option, any Related SAR shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

            The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4.1 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the Grant Price of a SAR shall be at least equal to 50% of the Fair Market Value of Shares on the date of grant of the SAR.

      7.2 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

      7.3 SAR Agreement. Each SAR grant shall be evidenced by a SAR agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

      7.4 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, however, such term shall not exceed fifteen years.

      7.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

            (a) The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; and

            (b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

      7.6 Termination of Employment or Service Due to Death, Disability or Retirement.

            (a) Termination by Death. In the event the employment or service of a Participant is terminated by reason of death, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all of such SARs shall remain exercisable until their respective expiration dates, or for one year after the date of death, whichever period is shorter, by such Person or Persons as shall have acquired the Participant's rights under the SARs by will or by the laws of descent and distribution.

            (b) Termination by Disability. In the event the employment or service of a Participant is terminated by reason of Disability, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all of such SARs shall remain exercisable until their respective expiration dates, or for one year after the date the Participant's Disability is determined by the Committee to be total and permanent, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in
                  Section 7.3 herein, in the event the Participant dies during this period, exercisability shall be permitted for a period of one year following the date of death.

            (c) Termination by Retirement. In the event the employment of an Employee is terminated by reason of Retirement, or the service of a Director on the Board is terminated after age 65, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all of such SARs shall remain exercisable until their respective expiration dates, or for one year after the date that employment was terminated, whichever period is shorter.

      7.7 Termination of Employment for Other Reasons. If the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons described in Section 7.6 herein, except for Cause, all unexercised SARs held by the Participant at that time immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to make exercisable all or any portion of such SARs. Thereafter, unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all such exercisable SARs shall remain exercisable until their expiration dates, or for one year after the date of termination, whichever period is shorter.

            If the employment or service of the Participant shall terminate for Cause, all outstanding SARs immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the exercisability status of the SARs.

ARTICLE 8. RESTRICTED STOCK

      8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Directors in such amounts as the Committee shall determine.

      8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

      8.3 Other Restrictions. The Committee shall impose such restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Participants make cash payments at the time of grant or upon lapsing of restrictions. Such cash payments, if imposed, will be in an amount not less than the par value of the Shares.

      8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

                  "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Upgrade International Corporation 2000 Omnibus Stock Plan and in a Restricted Stock agreement dated _________. A copy of the Plan and such Restricted Stock agreement may be obtained from the Chief Financial Officer of Upgrade International Corporation."

      8.5 Removal of Restrictions. Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.4 herein removed from his or her Share certificate.

      8.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

      8.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

      8.8 Termination of Employment or Service Due to Death, Disability or Retirement. In the event that a Participant's employment or service with the Company is terminated by reason of death, Disability, or Retirement, the restrictions on the Participant's Restricted Stock shall lapse as of the date of termination (in the case of Disability, the restrictions shall lapse on the date the Participant's Disability is determined by the Committee to be total and permanent).

      8.9 Termination of Employment for Other Reasons. If the employment or service of the Participant shall terminate for any reason other than those reasons described in Section 8.8 herein, including a termination for Cause, all nonvested Shares of Restricted Stock held by the Participant at that time immediately shall be forfeited and returned to the Company (and shall once again become available for grant under the Plan, except that Shares upon which dividends have been paid to a Participant may not become available for re-grant under the Plan). However, with the exception of a termination of employment for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the restrictions on Restricted Stock following termination, upon such terms and provisions as it deems proper.

ARTICLE 9. PERFORMANCE AWARDS

      9.1 Grant of Performance Awards. Subject to the terms and provisions of the Plan, Performance Awards may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Performance Award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

      9.2 Exercise of Performance Awards. Performance Awards may be exercised upon whatever terms the Committee, in its sole discretion, imposes upon the Performance Awards.

      9.3 Performance Award Agreement. Each Performance Award grant shall be evidenced by a Performance Award agreement that shall specify the term of the Performance Award and such other provisions as the Committee shall determine.

      9.4 Term of Performance Awards. The term of a Performance Award granted under the Plan shall be determined by the Committee, in its sole discretion, however, such term shall not exceed ten years.

      9.5 Termination of Employment or Service. The disposition of a Performance Award upon termination of employment or service shall be determined by the Committee, in its sole discretion.

ARTICLE 10. TRANSFERABILITY

            No Award granted under the Plan shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, except an Award may be transferred by gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members if the Committee so specifies in the Award agreement. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Article 10 a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

ARTICLE 11. BENEFICIARY DESIGNATION

            Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Chief Financial Officer of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the participant's death shall be paid to the Participant's estate.

ARTICLE 12. RIGHTS OF EMPLOYEES

      12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

            For purposes of the Plan, transfer of employment or service of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment or service.

      12.2 Participation. No Employee or Director shall be entitled to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 13. CHANGE IN CONTROL

      13.1 In General. Unless otherwise set forth in the applicable Award agreement, in the event of a Change in Control of the Company as defined in Section 13.2 herein, all Awards granted under this Plan that are still outstanding and not yet exercisable or vested shall become immediately exercisable or vested as of the date of the Change in Control and shall remain exercisable and vested for their term.

      13.2  Definition. For purposes of the Plan, a Change in Control shall mean
            (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, shall become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company, or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Company.

            The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

ARTICLE 14. AMENDMENT, MODIFICATION AND TERMINATION

      14.1 Amendment, Modification and Termination. The Board may, at any time and from time to time, terminate, amend, or modify the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval. The Committee may waive any conditions of or rights of the Company or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided.

      14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 15. WITHHOLDING

      15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

      15.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Employees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax which could be imposed on the transaction.

ARTICLE 16. INDEMNIFICATION

            Each Person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 17. SUCCESSORS

            All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.

ARTICLE 18. REQUIREMENTS OF LAW

      18.1 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      18.2 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Washington.

NOTE: This Proxy should be marked, dated and signed by the stockholder (s) exactly as his or her name appears heron, and returned in the enclosed envelope.

THIS PROXY WILL BE VOTED AS DIRECTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENTS(S) THEREOF WITH RESPECT TO THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, IF NO CONTRARY OBJECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

                             DATED: _____________________________________, 2001.


                             ___________________________________________________
                             Print name(s) exactly as shown on Stock Certificate

                             ___________________________________________________
                             (Signature)

                             ___________________________________________________
                             (Signature)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND FOR ANY OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

PROXY      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        UPGRADE INTERNATIONAL CORPORATION
                SPECIAL MEETING OF STOCKHOLDERS - MARCH 27, 2001

The undersigned stockholder of UPGRADE INTERNATIONAL CORPORATION, a Washington corporation, (the "Company") hereby acknowledges receipt of the Notice of 2001 Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Daniel Bland, or Howard Jaffe or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on March 27, 2001, at adjournment(s) or postponement(s) thereof, and to vote all shares of Stock that the undersigned would be entitled to vote if then and there personally present, on the matter set forth below:

Proposal No. 1 - To elect the following persons as directors of the Company:
                 Daniel S. Bland, Class 3 (term expiring 2004)

                     |_|  FOR                   |_|  WITHHOLD VOTE

                 Malcolm P. Burke, Class 3 (term expiring 2004)

                     |_|  FOR                   |_|  WITHHOLD VOTE

                 Ronald P. Erickson, Class 2 (term expiring 2003)

                     |_|  FOR                   |_|  WITHHOLD VOTE

                 Howard A. Jaffe, Class 2 (term expiring 2003)

                     |_|  FOR                   |_|  WITHHOLD VOTE

Proposal No. 2 - To approve the 2000 Omnibus Stock Option Plan.

                     |_|  FOR                   |_|  AGAINST        |_|  ABSTAIN

Proposal No. 3 - To appoint the Grant Thornton, L.L.P. as the Company's independent auditors for the fiscal year 2001.

                     |_|  FOR                   |_|  AGAINST        |_|  ABSTAIN

Proposal No. 4 - To transact such other business as may properly come before the meeting or any adjournment thereof.

                     |_|  FOR                   |_|  AGAINST        |_|  ABSTAIN

           SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE